BEIJING, December 3, 2008 (PRIME NEWSWIRE) -- Legend Media, Inc. (OTC BB:LEGE.OB - News), a rapidly growing advertising business focused on the expanding Chinese advertising market, today announced the closing of a transaction to acquire control of the China-based company that is the exclusive advertising agent for agent an in-flight magazine covering thousands of flights a week in China.. .

The acquisition provides Legend Media with the exclusive rights to sell advertising for the in-flight magazine with over 40,000 copies distributed monthly on the back of passenger seats. The in-flight magazine reaches millions of passengers annually. This transaction broadens Legend Media’s ability to target China’s fast-growing affluent and middle classes while diversifying the Company’s advertising assets.

“We are pleased to announce the closing of an accretive deal that provides the Company with a significant increase in scale, revenue and cash flow during these challenging times for the global markets,” said Jeffrey Dash, CEO of Legend Media. This deal should provide us the base we need to weather the storm and the scale we need to become more relevant in the Chinese advertising market.”

In the past, Legend Media’s operations solely focused on China’s undervalued radio advertising market and have now grown the Company’s inventory to 111,690 advertising minutes per year over a short time period. The Company believes that the addition of the airline business will provide synergistic value to sales operations in both the radio and airline industries by cross-selling a multitude of advertising opportunities.

“We are uncovering new benefits of the cross-platform advertising network for both our clients and the company. We are confident that Legend Media’s foray into new advertising territory will pave the way for innovation and will ultimately allow us to connect our advertising clients with middle and upper-class Chinese consumers,” said Dash.

For more information about this transaction, you are urged to read Legend Media's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 3, 2008.

About Legend Media, Inc.

Legend Media, Inc., through its wholly-owned subsidiary Well Chance Investments Limited (''Well Chance''), intends to build a leading, consumer advertising network in China that reaches consumers through multiple advertising mediums. Well Chance is run by its world-class Executive Team, Advisory Board, and Board of Directors. These teams have helped to establish a network of partners in China and the United States that are actively working to build the company's customer base, refine its business development strategies, and identify additional acquisition candidates. Well Chance leverages these partners to manage its relationships with major national and international advertising agencies, while local operators focus on maintaining radio station and advertiser relationships within their local markets.

Notice Regarding Forward-Looking Statements

This news release contains ''forward-looking statements,'' as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Since the forward-looking statements relate to future developments, results, or events, these statements are highly speculative and involve risks, uncertainties, and assumptions that are difficult to assess and may not be accurate. Such risks include, but are not limited to, the risks that the China-based company will not enter into an acceptable agreement pursuant to which it is granted the exclusive right to market and sell all broadcast advertising for the radio station located in Tianjin, China for a period of two years, or that the Company and the operating company will not enter into certain acceptable control agreements described in the Company's Current Report on Form 8-K filed on May 12, 2008 with the SEC. You should not construe any of these statements as a definitive or invariable expression of what will actually occur or result. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release and the Company and Well Chance assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as may be required by law. Although the Company believes that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time to time with the Securities and Exchange Commission and available at http://www.sec.gov.

Contact:
Legend Media, Inc.

Jeffrey Dash

(310) 933-6050

j.dash@legend-media.com